Exhibit 3.7

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Redacted information is indicated by [*****].

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2022, by and among ENERGY EXPLORATION TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”); each holder of the Company’s Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and Series A Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”; together with the Series B Preferred Stock, the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 8.1(a) or 8.2, the “Investors”); and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 8.1(b) or 8.2 below, the “Key Holders,” and together collectively with the Investors, the “Stockholders”).

RECITALS

Certain of the Stockholders are party to that certain Voting Agreement, dated as of April 1, 2021, among the Company and such Stockholders (the “Prior Agreement”);

The Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and a majority in interest of the Key Holders, the holders of a majority in interest of the holders of the Company’s Founder Series 1 Preferred Stock, $0.01 par value per share, and the holders of a majority in interest of the Series A Preferred Stock (the “Requisite Stockholders”); and

The Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of the Series B Preferred Stock.

Pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company and the Requisite Stockholders have agreed to amend and restate the Prior Agreement and to accept the rights and obligations under this Agreement in lieu of those set forth in the Prior Agreement.

NOW, THEREFORE, the Company and the Stockholders (including the Requisite Stockholders) hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows:

Concurrently with the execution of this Agreement, the Company and certain of the Investors have entered into that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the issuance and sale of shares of the Series B Preferred Stock.

Pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company and the Stockholders have agreed to provide the Investors with the right, among others, to designate the election of certain members of the Company’s Board of Directors (the “Board”) as provided in this Agreement.

The Fourth Amended and Restated Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time, the “Restated Certificate”) provides that (a) the holders of record of the shares of the Series B Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company (the “Series B Director”); (b) the holders of record of the shares of the Series A Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company (the “Series A Director”; together with the Series B Director, the “Preferred Directors”); (c) the holders of record of the shares of the Founders 1 Preferred Stock, $0.01 par value per share (the “Founders 1 Preferred Stock”), exclusively and as a separate class, are entitled to elect one director of the Company (the “Founder Director”); (d) the holders of record of the shares of the Company’s common stock, $0.01 par value per share, (“Common Stock”), exclusively and as a separate class, are entitled to elect one director of the Company (the “Common Director”); and (e) the holders of record of the shares of all capital stock of the Company, voting together as a single class on an as converted basis, are entitled to elect the Company’s remaining director (the “Independent Director”; together with the Preferred Directors, the Founder Director and the Common Director, the “Directors” and each, without distinction, a “Director”).

The Company and the Stockholders also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted on, or tendered, in connection with, an acquisition of the Company, and voted on in connection with an increase in the number of shares of Common Stock required to provide for the conversion of the Preferred Stock and Founders 1 Preferred Stock as provided in the Restated Certificate.

NOW, THEREFORE, the Company and the Stockholders agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock, Founders 1 Preferred Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall not exceed five (5) members.

1.3 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders held, or any written consent of stockholders, to elect members of the Board, the following persons shall, subject to Sections 5, be elected to the Board:

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(a) As the Series B Director, one person designated by the largest holder from time to time of the Company’s Series B Preferred Stock (such holder, the “Series B Director Designator”), for so long as such holder holds at least 625,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock) (subject to appropriate adjustment for stock splits, stock dividends, stock combinations and the like).

(b) As the Series A Director, one person designated from time to time by Obsidian Acquisition Partners, LLC (“Obsidian”), for so long as Obsidian or its Affiliates (as defined below) beneficially own at least 1,698,979 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock)(subject to appropriate adjustment for stock splits, stock dividends, stock combinations and the like), which individual shall initially be Kris Haber;

(c) As the Founder Director, initially Michael Egan;

(d) As the Common Director, the Company’s Chief Executive Officer, currently Teague Egan (the “CEO Director”); provided, however, that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(e) As the Independent Director, one individual with relevant industry experience who is nominated by a majority of the other Directors, which seat shall initially be vacant.

To the extent that any of the foregoing clauses (a) through (c) of this Section 1.3 shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the Stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (each, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.4 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a Director as specified above, the Director previously designated by them and then serving shall be reelected if still eligible and willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

1.5 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

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(a) no Director elected pursuant to Section 1.3 may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or of the holders of at least a majority of the class and series of Company capital stock, entitled under Section 1.3 to designate that Director; or (ii) the Person(s) originally entitled to designate or approve such Director or occupy such Board seat pursuant to Section 1.3 is(are) no longer so entitled to designate or approve such Director or occupy such Board seat by reason of the conditions to such right of designation set forth in Section 1.3;

(b) any vacancies created by the resignation, removal or death of a Director elected pursuant to Sections 1.3(a) and (b) shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any Stockholder entitled to designate a Director as provided in Section 1.3 to remove such Director and replace such Director with another individual, such Director shall be removed and replaced with the individual designated by such Stockholder.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate Directors to call a special meeting of stockholders for the purpose of electing Directors.

1.6 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time on the terms provided in the Restated Certificate.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a Deemed Liquidation Event (as defined in the Restated Certificate).

3.2 Actions to be Taken. In the event that both (a) the Board and (b) the holders of at least two-thirds in interest of the Series A Preferred Stock and Series B Preferred Stock, acting collectively and as a single class on an as-converted to Common Stock basis (the “Selling Investors”) approve a Sale of the Company, then, subject to satisfaction of each of the conditions set forth in Section 3.3 below, each Stockholder and the Company hereby agree:

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(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Investors or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

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(g) in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

3.3 Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, without limitation, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b) such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to (i) any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale), or (ii) any release of claims, other than a release in customary form of claims arising solely in such Stockholder’s capacity as a Company stockholder imposed as a condition of the Proposed Sale;

(c) such Stockholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company upon, and as a condition to, consummation of the Proposed Sale;

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(d) the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to (i) any breach of the representations or warranties of such Stockholders contemplated by Section 3.3(a), or (ii) fraud by such Stockholder, the liability for which fraud need not be limited as to such Stockholder; and

(f) upon the consummation of the Proposed Sale (i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series of Company capital stock as is received by other holders in respect of their shares of such same class or series of Company capital stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series of Company capital stock, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock, Founders 1 Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock, Founders 1 Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock, the holders of Founders 1 Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Section 3.3(f), if the consideration to be paid in exchange for the Shares held by the Key Holder or Investor, as applicable, pursuant to this Section 3.3(f) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Shares held by the Key Holder or Investor, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Key Holder or Investor, as applicable.

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3.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s), and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the Directors as provided in Section 1 of this Agreement. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

4.2 Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder, and hereby grants a power of attorney to the President and/or Secretary of the Company, and a designee of the Selling Investors, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the size and composition of the Board pursuant to Section 1, votes to increase authorized shares pursuant to Section 2, and votes regarding any Sale of the Company pursuant to Section 3, and hereby authorizes each of them to represent and vote, if and only if such Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares in the manner prescribed by such Sections or to take any action reasonably necessary to effect this Agreement. The power of attorney granted hereunder shall authorize the President and/or Secretary of the Company to execute and deliver the documentation referred to in Sections 3.2 and 3.3 on behalf of any Stockholder failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 4.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6. Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

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4.3 Specific Enforcement. Each of the Company and each Stockholder acknowledges and agrees that the other parties hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. “Bad Actor” Matters.

5.1 Definitions. For purposes of this Agreement:

(a) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b) “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

5.2 Representations.

(a) Each Stockholder hereby represents and warrants to the Company that such Stockholder has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the Securities Exchange Commission (the “SEC”), which are excerpted in their current form on Exhibit B. Each Stockholder covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time. Notwithstanding the foregoing, no Stockholder makes any representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Stockholder solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Stockholder are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b) Each Person with the right to designate or participate in the designation of a Director as specified in Section 1 hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named or determined in such Section 1 except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any Director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a Director as specified above hereby covenants and agrees (i) not to designate or participate in the designation

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of any Director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any Director designee designated by such Person is a Disqualified Designee, and (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c) The Company hereby represents and warrants to the Stockholders that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

6. “Market Stand-off” Agreement. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Initial Offering (as defined below), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (y) the publication or other distribution of research reports, and (z) analyst recommendations and opinions, including, without limitation, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the Initial Offering, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in the foregoing clause (a) or (b) is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 6 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Affiliate or trust for the direct or indirect benefit of the Stockholder or any Immediate Family Member of the Stockholder, provided that any such Affiliate or trustee of such trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Stockholders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party

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hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all parties subject to such agreements, based on the number of shares subject to such agreements. For purposes hereof, “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, and “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

7. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten or direct public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided, however, that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 8.8.

8. Miscellaneous.

8.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series B Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such Person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Series B Preferred Stock described in Section 8.1(a)), following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Key Holder and Stockholder and thereafter such Person shall be deemed a Stockholder for all purposes under this Agreement.

11

8.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 8.12.

8.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4 Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Delaware as applied to agreements made and performed therein without reference to its conflicts of law provisions, as it were performed entirely within Delaware.

8.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All notices and communications shall be sent to the Stockholders at their address set forth for each on Schedule A or Schedule B hereto. If notice is given to the Company, it shall be sent to 1500 Cordova Road #302, Fort Lauderdale, Florida 33316, Attention: Chief Executive Officer, with a copy by email to: Teague@energyx.com. If notice is given to GMV, a copy (which copy shall not constitute notice) shall also be given to Honigman LLP, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan 48108, Attention: David Parsigian. Any such party may change such address by written notice given in accordance with this Section 8.7.

12

(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”), as amended or superseded from time to time, by electronic transmission pursuant to Article 7.21 of Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended, 14 P.R. Laws Ann. § 3661 (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Stockholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

8.8 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 6) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the holders of a majority of the shares of Common Stock; and (c) the holders of two-thirds in interest of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors, voting or consenting together as a single class. Notwithstanding the foregoing:

(a) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b) the provisions of Section 1.3(a) and this Section 8.8(b) may not be amended, modified, terminated or waived without the written consent of the Series B Director Designator;

(c) the provisions of Section 1.3(b) and this Section 8.8(c) may not be amended, modified, terminated or waived without the written consent of Obsidian;

(d) the consent of the holders of a majority of the shares of Founders 1 Preferred Stock shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (i) is not directly applicable to the rights of the holders of shares of Founders 1 Preferred Stock hereunder; or (ii) does not adversely affect the rights of the holders of shares of Founders 1 Preferred Stock in a manner that is different than the effect on the rights of the other parties hereto;

13

(e) the consent of the holders of a majority of the shares of Common Stock shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (i) is not directly applicable to the rights of the holders of shares of Common Stock hereunder; or (ii) does not adversely affect the rights of the holders of shares of Common Stock in a manner that is different than the effect on the rights of the other parties hereto;

(f) Schedules A and B hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to (i) add information regarding any Purchaser (as defined in the Purchase Agreement), or to add additional Purchasers, and (ii) to add additional holders of the Company’s capital stock required to become parties hereto pursuant to Section 8.1(b), in each such case without the consent of the other parties hereto; and

(g) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party to this Agreement that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 8.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Section 8.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

8.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.11 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.12 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

14

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 8.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 8.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.13 Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 8.12.

8.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

8.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

8.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue is unreasonable or unjust, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

15

8.17 WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.18 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

8.19 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

[Remainder of Page Left Intentionally Blank—Signatures on Following Page(s)]

16

The parties have executed this Voting Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES INC.

By	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

KEY HOLDERS:

/s/ Teague egan
TEAGUE EGAN

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

/s/ Amit Patwardhan
AMIT PATWARDHAN

/s/ Kris Haber
KRIS HABER

/s/ Nicholas Grundish
NICHOLAS GRUNDISH

RJW CONSULTING LLC

By	/s/ Robert Wowk
Robert Wowk
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

GENERAL MOTORS VENTURES LLC

By	/s/ Kent Helfrich
Kent Helfrich
Its President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

ZEN VENTURES INC.

By	/s/ Philip Kim
Name:	Philip Kim
Title:	President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Geremy Mustard
GEREMY MUSTARD

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Mateo A. Levy
MATEO A. LEVY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Matt Razore
MATT RAZORE

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

THOMAS MILES 2020 LIVING TRUST

By	/s/ Thomas Miles
Name:	Thomas Miles
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Robert B. Hellman, JR.
ROBERT B. HELLMAN, JR.

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

FANG LLC

By	/s/ Farhood Azima
Name:	Farhood Azima
Title:	Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

JCD INVESTMENT VENTURES LLC

By	/s/ Jonathan C. DeLuca
Name:	Jonathan C. DeLuca
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

FORGE TRUST CO: CFBO: PAUL BELLEVILLE IRA877621

By	/s/ Paul Belleville
Name:	Paul Belleville
Title:	Investor

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Robert Paul Johnston
ROBERT PAUL JOHNSTON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

GOJIRA, LLC

By	/s/ Mel Basar
Name:	Mel Basar
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Benny Freeman
BENNY FREEMAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

HELIOS HOLDINGS IV,
A SERIES OF HELIOS HOLDINGS MASTER LLC

By	/s/ Ryan Kriser
Name:	Ryan Kriser
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:
/s/ Jared Grover
JARED GROVER

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ John T. Mooney
JOHN T. MOONEY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Jonathan Christodoro
JONATHAN CHRISTODORO

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Jonathan O’Brien
JONATHAN O’BRIEN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Leigh Hocking
LEIGH HOCKING

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

OBSIDIAN ACQUISITION PARTNERS LLC

By	/s/ Kris Haber
Name:	Kris Haber
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

RNN VENTURES ENERGY X PRE-A NOTE LLC

By	/s/ Ramez Naam
Name:	Ramez Naam
Title:	Principal

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Thomas J. Anderson
THOMAS J. ANDERSON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Yaakov Jacobovitch
YAAKOV JACOBOVITCH

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:
/s/ Michael Egan
MICHAEL EGAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

BISCAY TRUST, a Texas Trust

By:	/s/ Robert Sek
Name:	Robert Sek
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

General Motors Ventures LLC

[*****]

Email:

[*****]

Zen Ventures Inc.

[*****]

Geremy Mustard

[*****]

Mateo A. Levy

[*****]

Matt Razore

[*****]

Thomas Miles 2020 Living Trust

[*****]

Robert B. Hellman, Jr.

[*****]

Fang LLC

[*****]

JCD Investment Ventures LLC

[*****]

Schedule A-1

Forge Trust Co. CFBO: Paul Belleville

[*****]

Robert Paul Johnston

[*****]

Gojira, LLC

[*****]

Egan Global Management LLC

[*****]

Benny Freeman

[*****]

Helios Holdings IV

[*****]

Jared Grover

[*****]

John T. Mooney

[*****]

Jonathan Christodoro

[*****]

Jonathan O’Brien

[*****]

Leigh Hocking

[*****]

Obsidian Acquisition Partners LLC

[*****]

Schedule A-2

RNN Ventures Energy X Pre-A Note LLC

[*****]

Thomas J. Anderson

[*****]

Yaakov Jacobovitch

[*****]

Michael Egan

[*****]

Biscay Trust

[*****]

Schedule A-3

SCHEDULE B

KEY HOLDERS

Name and Address

Teague Egan

[*****]

E-mail:

[*****]

Egan Global Management LLC

[*****]

E-mail:

[*****]

Amit Patwardhan

[*****]

E-mail:

[*****]

Kris Haber

[*****]

E-mail:

[*****]

Nicholas Grundish

[*****]

E-mail:

[*****]

RJW Consulting LLC

[*****]

E-mail:

[*****]

Schedule B-1

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [_____ __], 2022 (the “Agreement”), by and among Energy Exploration Technologies Inc., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”) and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants, or other rights to purchase such Stock (the “Options”)], for one of the following reasons (check the correct box):

☐ As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐ As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐ As a new “Investor” in accordance with Section 8.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐ In accordance with Section 8.1(b) of the Agreement, as a new party who is not a new “Investor,” in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By	Energy Exploration Technologies Inc.
Name:
Title:
Address:	By
Name:
Email:	Title:

A-1

EXHIBIT B

RULE 506(D) BAD ACTOR REPRESENTATIONS

No Stockholder:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

B-1

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

44872671

B-2